CPI Aerostructures, Inc. 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

CPI Aerostructures, Inc. Receives Notice from NYSE American

Regarding Late Filing of Quarterly Report on Form 10-Q

Edgewood New York, June 1, 2021—CPI Aerostructures, Inc. (“CPI Aero” or the “Company”) (NYSE American: CVU) announced that on May 25, 2021, the Company received a notice from NYSE Regulation stating that the Company is not in compliance with the NYSE American LLC’s (the “Exchange”) continued listing standards under the timely filing criteria set forth in Section 1007 of the NYSE American Company Guide (the “Company Guide”). The non-compliance results from the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 (the “Delayed Form 10-Q”), which was due to be filed with the Securities and Exchange Commission (“SEC”) no later than May 24, 2021 (the “Filing Delinquency”).

The Company has not timely filed the Delayed Form 10-Q because additional time is needed to complete the Company’s financial closing process for the quarterly period ended March 31, 2021. On May 17, 2021 the Company filed a Notification of Late Filing on Form 12b-25 (the “Form 12b-25”) with the SEC which stated that it was unable to file the Delayed Form 10-Q by the prescribed due date without unreasonable effort or expense due to, among other things, long-term COVID-19 related absences of personnel whose functions are essential to the financial closing process. After the filing of the Form 12b-25, as part of the delayed financial closing process, management identified errors during its inventory testing procedures related to the recording and reporting of inventory costing and related internal controls (“Inventory Costing Errors”). The Company is evaluating the scope and impact of such errors. The Company believes that the Inventory Costing Errors are limited to products for which the Company recognizes revenue when delivered to customers and may have resulted in incorrect inventory valuation for the annual periods ended December 31, 2019 and December 31, 2020. Collectively, these products accounted for approximately 15% of total 2020 revenue and 5% of total 2019 revenue. The Company is assessing the effect, if any, on the Company’s financial statements for the quarter ended March 31, 2021 and previously issued financial statements, as well as whether there are any material weaknesses in the Company’s internal controls.

In accordance with Section 1007 of the Company Guide, the Company will have six months from May 24, 2021, or until November 24, 2021 (the “Initial Cure Period”), to file the Delayed Form 10-Q with the SEC. If the Company fails to file the Delayed Form 10-Q during the Initial Cure Period, the Exchange may, in its sole discretion, provide an additional six-month period (the “Additional Cure Period”). The Company can regain compliance with the Exchange’s continued listing standards at any time during the Initial Cure Period or Additional Cure Period, as applicable, by filing the Form 10-Q with the SEC. The Company intends to file the Delayed Form 10-Q as soon as practicable.

During the Initial Cure Period and the Additional Cure Period, if applicable, the Company’s common stock will continue to be listed on the Exchange, subject to the Company’s compliance with other continued listing requirements.

About CPI Aero

CPI Aero is a U.S. manufacturer of structural assemblies for fixed wing aircraft, helicopters and airborne Intelligence Surveillance and Reconnaissance pod systems in both the commercial aerospace and national security markets. Within the global aerostructure supply chain, CPI Aero is either a Tier 1 supplier to aircraft OEMs or a Tier 2 subcontractor to major Tier 1 manufacturers. CPI also is a prime contractor to the U.S. Department of Defense, primarily the Air Force. In conjunction with its assembly operations, CPI Aero provides engineering, program management, supply chain management, and MRO services. CPI Aero is included in the Russell Microcap® Index.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, those statements regarding CPI Aero’s expectations as to the scope and impact of the Inventory Costing Errors, the effect of the Inventory Costing Errors on the Company’s previously reported financial statements and the timing of the filing of the Delayed Form 10-Q.

These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Factors that may cause future results to differ materially from the Company’s current expectations include, among other things, the conclusions from management’s analysis of the scope and impact of the Inventory Costing Errors on reported inventory values, that the completion and filing of the Delayed Form 10-Q will take longer than expected and that CPI Aero will be unable to file the Delayed Form 10-Q within the Initial Cure Period or the Additional Cure Period.

CPI Aero does not guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on CPI Aero’s forward-looking statements. There are a number of important factors that could cause CPI Aero’s actual results to differ materially from those indicated or implied by its forward-looking statements, including those important factors set forth under the caption “Risk Factors” in CPI Aero’s Annual Report on Form 10-K for the period ended December 31, 2020. Although CPI Aero may elect to do so at some point in the future, CPI Aero does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

 CPI Aero® is a registered trademark of CPI Aerostructures, Inc. For more information, visit www.cpiaero.com, and follow us on Twitter @CPIAERO.

Contact:

Investor Relations Counsel:

LHA Investor Relations

Jody Burfening

(212) 838-3777

cpiaero@lhai.com

www.lhai.com